Exhibit 10.18

INDEMNITY AGREEMENT

THIS AGREEMENT is made with effect as of [●], 2026

BETWEEN:

Xanadu Quantum Technologies Limited, an organization governed by the Business Corporations Act (Ontario)

(the “Corporation”)

- and -

[●], an individual principally resident in the City of [●]

(the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is or has been a duly elected or appointed director or officer of the Corporation and/or at the request of the Corporation, a duly elected or appointed director or officer of, or acts or acted in a similar capacity with respect to, Other Entities (as defined below);

B.	The Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur as a result of acting as a director or officer of the Corporation and/or Other Entities or having acted in a similar capacity with respect to an Other Entity;

C.	The Indemnified Party has agreed to serve or to continue to serve as a director or officer of the Corporation and/or Other Entities or in a similar capacity with respect to the Other Entity subject to the Corporation providing the Indemnified Party with directors’ and officers’ liability insurance to the extent permitted under the Act (as defined below) and an indemnity against certain liabilities and, in order to induce the Indemnified Party to serve and to continue to so serve, the Corporation has agreed to provide the indemnity in this Agreement;

D.	The by-laws of the Corporation contemplate that the Indemnified Party shall be indemnified in certain circumstances.

THEREFORE, the parties agree as follows:

Article 1
Definitions and principlEs of interpretation

1.1	Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

(a)	“Act” means the Business Corporations Act (Ontario), including the regulations made thereunder and any statute or regulations that may be substituted therefor, all as amended from time to time;

(b)	“Agreement” means this Indemnity Agreement as amended, supplemented and/or restated from time to time, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(c)	“Board” means the Board of Directors of the Corporation;

(d)	“Business Day” means any day, other than a Saturday or Sunday, on which the Corporation is open for commercial banking business during normal banking hours in Toronto, Canada;

(e)	“Claim” means any civil, criminal, quasi-criminal or administrative or regulatory, action, suit, inquiry, trial, hearing, appeal or other proceeding of any nature or kind, including any investigative proceeding or other proceeding, and procedures pursuant to alternate dispute resolution mechanisms, in each case whether current, threatened, pending or completed or formal or informal, to which the Indemnified Party is involved (including if the Indemnified Party is merely acting as a witness) or made party by reason of being or having been a director or officer of the Corporation or Other Entity or acting or having acted in a similar capacity with respect to an Other Entity and specifically includes any such action, suit or other proceeding brought by or on behalf of the Corporation or any Other Entity;

(f)	“Insurers” means collectively, the primary and excess insurers which have issued Policies or an entity issuing a successor to a Policy in accordance with this Agreement and “Insurer” means any one such entity;

(g)	“Losses” means all liabilities, damages, losses, debts, costs, fines and charges and all reasonable expenses and fees (including, without limitation, any reasonable fees and disbursements of legal counsel retained in accordance with this Agreement or other reasonable professional or advisory fees or disbursements), suffered, sustained, incurred or payable or paid in respect of any Claim, including without limitation, all reasonable amounts payable or paid to investigate, respond to, defend, settle and/or dispose of any Claim or any amounts payable or paid to satisfy any judgments, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including, without limitation, any reasonable amounts which the Indemnified Party may suffer, sustain, incur or be required to pay or which may be imposed on the Indemnified Party in connection with the investigation, defence, settlement or appeal of or preparation for, or appearance as a witness or other participant in respect of, any Claim or in connection with any action to establish or enforce a right to indemnification from the Corporation under this Agreement or otherwise (including a right to recovery under any directors and officers liability insurance policy) and includes the premium, security for, and other costs relating to any costs bond or other appeal bond or equivalent;

(a)	“Notice” has the meaning given in Section 5.5;

(h)	“Other Entity” means each Subsidiary of the Corporation or any other entity in respect of which the Indemnified Party was specifically requested by the Corporation to serve as a duly appointed director or officer or in a similar capacity (which similar capacity includes, without limitation, serving as a member of an advisory board or committee or a board observer) of such Other Entity and “Other Entities” has such similar meaning;

(i)	“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them;

(j)	“Policies” means the primary and excess directors’ and officers’ insurance policies issued to the Corporation by the Insurers, and any successor to such policies entered into by the Corporation and “Policy” means any one such insurance policy issued to the Corporation by an Insurer;

(k)	“Run-Off Coverage” has the meaning given in Section 3.1(c)

(l)	“Subsidiary” has the meaning set out in the Act; and

(m)	“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(b)	Submission to Jurisdiction – The Parties hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby waive any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is in an inconvenient forum.

(c)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	Number – Unless the context otherwise requires, words importing the singular include the plural and vice versa.

(e)	Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(f)	Entire Agreement – This Agreement constitutes the entire agreement between the Parties and sets out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, oral or written, subject to Section 2.8. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement or referenced in Section 2.8.

Article 2
indemnification by THE Corporation and
obligations of indemnified party

2.1	Indemnification

(a)	General Indemnity – Except in respect of an action by or on behalf of the Corporation or any Other Entity to procure a judgment in its favour against the Indemnified Party, or except as otherwise provided in this Agreement, the Corporation agrees to indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by law, including but not limited to the indemnity under the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 2.1(a) will only be available if:

(i)	the Indemnified Party was acting honestly and in good faith with a view to the best interests of the Corporation or such Other Entity, as the case may be; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(b)	Taxes – For greater certainty, a Claim subject to indemnification pursuant to Section 2.1(a) of this Agreement shall include any Taxes which the Indemnified Party may be subject to or suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement, provided however that any amount required to be paid with respect to such Taxes shall be payable by the Corporation only upon the Indemnified Party remitting or being required to remit any amount payable on account of such Taxes.

(c)	Specific Indemnity for Statutory Obligations – Without limiting the generality of the Section 2.1(a) of this Agreement, the Corporation agrees, to the extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all costs, charges, expenses, fees, damages or liabilities arising by operation of statute and incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation and all Other Entities in the Indemnified Party’s capacity as a director or officer thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, provided that the indemnity provided for in this Section 2.1(f) will only be available if the Indemnified Party fulfils the conditions in Sections 2.1(a)(i) and (ii) above.

(d)	Advance of Expenses – The Corporation shall advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for Losses suffered, sustained, incurred, payable or paid by the Indemnified Party in respect of any Claim, together with any loss of income directly suffered by the Indemnified party in connection with any matter for which the Indemnified party may be entitled to an indemnity or reimbursement pursuant to this Agreement, and such amounts shall be treated as a non-interest bearing advance or loan to the Indemnified Party, pending approval of the Corporation and a court of competent jurisdiction (if required), to the payment thereof as an indemnity. In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification for such amount, such loan or advance, or the appropriate portion thereof shall be repayable on demand. The Indemnified Party’s obligation to repay such amounts shall be unsecured and no interest shall be charged thereon. The Corporation shall, at the request of the Indemnified Party, advance amounts to the Indemnified Party no later than 30 days after the date on which the Corporation receives the following:

(i)	a request for an advance which, unless previously provided in writing, contains details regarding the circumstances giving rise to the request;

(ii)	a written undertaking by or on behalf of the Indemnified Party to repay such amount(s) if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified in respect of the applicable Claim(s) under this Agreement; and

(iii)	satisfactory evidence as to the amount of such costs, charges, expenses and fees.

[Notwithstanding the foregoing, no such loans and/or advances shall be made if it is determined by a majority vote of the Disinterested Directors that: (A) (x) the Indemnified Party acted in bad faith or deliberately breached the Indemnified Party’s duty to the Corporation; or (y) that the Losses resulted from the Indemnified Party’s own willful neglect or default, and in each case, as a result, it is more likely than not that the Indemnified Party will not be entitled to indemnification under the terms of this Agreement; or (B) the Indemnified Party has been terminated for cause (or has resigned and it is subsequently determined that there was a basis for a termination for cause had the Indemnified Party not so resigned) and the relevant Claim relates to or arises out of matters that are the same as basis for such termination for cause, and in each case any such determination by the Disinterested Directors is supported by the written opinion of the advice of independent legal counsel acceptable to the Indemnified Party, such acceptance not to be unreasonably delayed and which may be withheld solely on the basis that there is a reasonable concern regarding the lack of independence or competency of such independent legal counsel. Any determination by the Disinterested Directors shall not create a presumption that the Indemnified Party has not met the applicable standard of conduct for the purposes of a final determination of the issue by a court. For purposes of this Section, a “Disinterested Director” means a disinterested director of the Corporation and includes a director who was not a director at the time of the event or circumstance giving rise to the relevant Claim, regardless of whether or not such director is subsequently made a party to such Claim or other matter in his or her capacity as such.]1

(e)	Partial Indemnification – If the Indemnified Party is determined by a court of competent jurisdiction to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(f)	Limitations on Indemnification – Notwithstanding any other provision in this Agreement to the contrary, the Corporation will not be obligated under this Agreement to indemnify or make advances to the Indemnified Party:

(i)	in respect of liability that the Indemnified Party may not be relieved from at law, unless a court of competent jurisdiction has made an order authorizing the indemnification,

(i)	with respect to any Claim initiated or brought voluntarily by the Indemnified Party or in which he or she is joined as a plaintiff without the written agreement of the Corporation, except for (A) any Claim brought to establish or enforce a right to indemnification under this Agreement or any statute, regulation, rule or law and (B) any counterclaim by the Indemnified Party against any individual or entity other than the Corporation or an Other Entity; and

[1]	Do not include this limitation in indemnity agreements with non-employee directors.

(ii)	for any costs, charges and expenses which have been paid to, or on behalf of, the Indemnified Party under any applicable policy of insurance or any other arrangements maintained or made available by the Corporation or any Other Entity for the benefit of its respective Indemnified Parties or officers, or

(ii)	with respect to claims by the Corporation or an Other Entity for the forfeiture, recovery or recoupment of compensation received by the Indemnified Party from such entity pursuant to (i) applicable securities laws or stock exchange requirements or (ii) any applicable clawback or recoupment policy or arrangement of the Corporation or an Other Entity with respect to compensation earned by the Indemnified Party in their capacity as an officer subsequent to the implementation of such policy or arrangement.

(g)	Limitation Other Entities – Notwithstanding any other provision of this Agreement, the indemnification provided by the Corporation hereunder with respect to an Indemnified Party in his or her capacity as a director or officer of, or in a similar capacity with respect to an Other Entity shall not apply in respect of acts or omissions of the Indemnified Party occurring after the later of:

(i)	the latest date on which such Indemnified Party ceased to be any of a director, director, officer or employee of the Corporation; and

(ii)	notwithstanding Section 5.1, the date on which the Indemnified Party’s service with respect to an Other Entity ceased to be at the specific request of the Corporation provided that the Corporation provided Notice of such cessation to the Indemnified Party.

(b)	Court Approval - In the event that it is ultimately determined by a court of competent jurisdiction from which no appeal is possible or, if an appeal is possible, any applicable appeal period has expired without an appeal being taken, that the Indemnified Party

(i)	should have been indemnified in respect of an amount for which a loan or advance was not made, the Corporation shall promptly reimburse the Indemnified Party for such amount, together with any other Losses incurred by the Indemnified Party as a result of the failure by the Corporation to make such loan or advance when requested;

(ii)	is not entitled to be indemnified in respect of any amount for which a loan or advance was made, or that the Indemnified Party was not entitled to be fully so indemnified, such loan or advance, or the appropriate portion thereof, shall, on Notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand and shall bear interest from the date of such Notice at the prime rate announced from time to time by the Corporation’s principal bank; or

(iii)	was entitled to be indemnified in respect of any amount for which a loan or advance was made, only that part of the loan or advance that exceeds the actual Losses, including any amount paid in settlement or to satisfy a judgment, reasonably incurred by the Indemnified Party shall be repaid to the Corporation (without any interest thereon).

2.2	Notice of Proceedings

The Indemnified Party shall give notice in writing to the Corporation as soon as practicable upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing, threatening or continuing any Claim involving the Corporation or any Other Entity or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party notice in writing as soon as practicable upon it or, to its knowledge, any Other Entity being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice shall include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by either party to so notify the other of any Claim shall not relieve the Corporation or Indemnified Party from liability under this Agreement except to the extent that the failure materially prejudices the Indemnified Party or the Corporation, as the case may be.

2.3	Subrogation

Promptly after receiving written notice from the Indemnified Party of any Claim or threatened Claim (other than a Claim by or on behalf of the Corporation or any Other Entity to procure a judgment in its favour against the Indemnified Party), the Corporation may, (and upon the written request of the Indemnified Party shall,) by notice in writing to the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in respect of the Claim. On delivery of such notice by the Corporation, the Corporation shall not be liable to the Indemnified Party under this Agreement for any fees and disbursements of counsel the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party shall fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

2.4	Separate Counsel

In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity hereunder, the Indemnified Party shall have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence thereof, but the fees and disbursements of such counsel shall be at the Indemnified Party’s expense unless:

(a)	employment of such other counsel has been authorized in writing by the Corporation;

(b)	the Corporation has not assumed the defence of the Claim within a reasonable period of time after receiving Notice thereof, in which case the Indemnified Party may select counsel of the Indemnified Party’s choosing, acting reasonably; or

(c)	the Indemnified Party and the Corporation (acting on the advice of counsel) reasonably determine that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Corporation or any Other Entity, as the case may be, or that a conflict of interest exists, in each case which makes representation by counsel chosen by the Corporation not advisable, in which case the Corporation would propose such separate counsel to the Indemnified Party for consideration, provided that the Corporation and the Indemnified Party must each act reasonably and that the Indemnified Party’s consent to such separate counsel must not be unreasonably withheld, conditioned or delayed; provided that if the Indemnified Party is then employing separate counsel of the Indemnified Party’s choosing at the Indemnified Party’s expense, such separate counsel will continue to act, in which case the reasonable fees and disbursements of such separate counsel will be paid by the Corporation.

2.5	No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified hereunder, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity hereunder.

2.6	Settlement of Claim

(a)	No admission of liability and no settlement of any Claim by the Corporation in a manner adverse to the Indemnified Party shall be made without the consent of the Indemnified Party, acting reasonably. The Corporation shall be entitled to settle any Claim if: (i) the settlement does not involve an admission of liability or fault or finding of wrongdoing by the Indemnified Party or a statement which is disparaging or deleterious to the integrity or reputation of the Indemnified Party or the board of directors of the Corporation or Other Entity, (ii) the settlement does not involve any obligation or liability of the Indemnified Party other than the payment of a monetary amount, (iii) the Indemnified Party is indemnified in full against payment of such monetary amount together with all related costs, charges and expenses, whether or not such costs, charges and expenses would otherwise be payable hereunder, and (iv) the Indemnified Party receives a full and complete release in respect of the Claim. No admission of liability or fault which the Indemnified Party is prepared to make of his or her own volition shall be made by the Indemnified Party without the consent of the Corporation, acting reasonably, and the Corporation shall not be liable for any settlement of any Claim made without its consent.

(b)	If the Indemnified Party refuses, after being requested by the Corporation pursuant to Section 2.6(a), to give consent to the terms of a proposed settlement which the Indemnified Party should have reasonably consented to pursuant to Section 2.6(a), the Corporation may require the Indemnified Party to negotiate or defend the proceeding independently of the Corporation. In such case, any amount recovered by the claimant in excess of the amount for which settlement could have been made by the Corporation shall not be recoverable under this Agreement and the Corporation shall be responsible only for costs, charges and expenses in respect of the defense of the proceeding up to the time at which settlement could have been made.

(c)	The Indemnified Party shall have the right to negotiate and enter into a settlement in respect of any Claim, provided that unless the Corporation has approved the settlement (acting reasonably), the Indemnified Party shall pay all amounts required to be paid under the settlement and the costs, charges and expenses of negotiating and implementing the settlement, and shall not seek indemnity from the Corporation in respect of such amounts.

2.7	Determination of Right to Indemnification

If the payment of an indemnity or the advancement of funds under this Agreement requires the approval of a court, under the provisions of the Act or otherwise, either the Corporation or the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity or the advancement of such funds by the Corporation pursuant to this Agreement.

2.8	Other Rights and Remedies Unaffected

The indemnification and payment provided in this Agreement shall not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the letters patent or by-laws of the Corporation, the constating documents of any Other Entity, any contract with any Other Entity, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation or any Other Entity, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation or Other Party.

Article 3
insurance

3.1	Insurance

(a)	Insurance Does Not Limit Rights - Neither the purchase and maintenance of an insurance policy or policies providing directors’ and officers’ liability insurance nor the availability of indemnification from other persons or entities, shall in any way limit or affect the rights and remedies of the Indemnified Party, or the obligations of the Corporation, pursuant to this Agreement, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Corporation and/or the Indemnified Party under any such insurance policy or other indemnification.

(b)	Directors and Officers Insurance – Following the Indemnified Party ceasing to be a director or officer of the Corporation, for any reason whatsoever, the Corporation shall continue to purchase and maintain directors’ and officers’ liability insurance in respect of events occurring prior to such cessation for the benefit of the Indemnified Party on such terms as the Corporation then maintains in existence for its then-current directors and officers, as applicable, to the fullest extent permitted by law. Notwithstanding the foregoing, if (i) directors’ and officers’ liability insurance coverage for former directors and officers is no longer available or (ii) it is no longer industry practice among responsible companies to procure directors’ and officers’ liability insurance for former directors and officers and the cost to the Corporation to do so would be commercially unreasonable (as determined by the Board in its sole judgement), the Corporation shall be relieved of its obligation under the foregoing sentence of this Section to procure directors’ and officers’ liability insurance coverage for former directors and officers; provided that the Corporation procures such level of insurance coverage, if any, as is available for former directors and officers at a commercially reasonable rate and adopts comparable measures to protect its former directors and officers in the circumstances as are adopted by other responsible companies. The onus is on the Corporation to establish that the circumstances described in the previous sentence exist.

(c)	Run-Off Coverage – In the event the Policies are discontinued for any reason, the Corporation shall purchase, maintain and administer, or cause to be purchased, maintained and administered for a period of at least six years after such discontinuance, insurance for the benefit of the Indemnified Party (the “Run-Off Coverage”) on such terms as the Corporation then maintains in existence for its then-current directors and officers, as applicable, to the fullest extent permitted by law and provided such Run-Off Coverage is available on commercially acceptable terms and premiums (as determined by the Board in its sole judgment). The Run-Off Coverage shall provide coverage only in respect of events occurring prior to the discontinuance of the Policies.

(d)	Exclusion of Indemnity – Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated to indemnify the Indemnified Party under this Agreement for any Losses which have been paid to, or by or on behalf of, the Indemnified Party under: (i) the Policies or any other applicable policy of insurance maintained by the Corporation; or (ii) in respect of any Other Entity, any applicable policy of insurance or other arrangements maintained or made available by the Other Entity for the benefit of its respective directors or officers or persons acting in a similar capacity and for greater certainty, the indemnity provided under this Agreement will only apply with respect to any Losses the Indemnified Party may suffer or incur which would not otherwise be paid or satisfied under such insurance or other arrangements maintained or made available by such Other Entity.

(e)	Deductible under Directors and Officers Insurance – If for any reason whatsoever, any Insurer asserts that the Indemnified Party is subject to a deductible under any existing or future Policy purchased and maintained by the Corporation for the benefit of the Indemnified Party the Corporation shall pay the deductible for and on behalf of the Indemnified Party.

Article 4
miscellaneous matters

4.1	Contribution

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnified Party for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnified Party, shall contribute to the amount incurred by the Indemnified Party for all Losses in connection with any Claim, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) any relative benefits received by the Corporation and the Indemnified Party as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Corporation and the Indemnified Party in connection with such event(s) and/or transaction(s).

4.2	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party shall, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.3	Effective Time

This Agreement shall be deemed to have effect as and from the first date that the Indemnified Party became a director or officer of the Corporation or Other Entity or commenced to act in a similar capacity with respect to an Other Entity.

4.4	Insolvency

The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.5	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto shall be a bar or defence to any further action or proceeding which may be brought under this Agreement.

Article 5
general

5.1	Term

This Agreement shall survive until ten years after the Indemnified Party has ceased to act as a director or officer of the Corporation and each Other Entity.

5.2	Deeming Provision

The Indemnified Party shall be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer of the Corporation and each Other Entity or to serve in a similar capacity with respect to an Other Entity.

5.3	Assignment and Enurement

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement shall enure to the benefit of and be binding upon the Parties and the heirs, executors, administrators and other legal representatives of the Indemnified Party and the successors and permitted assigns (including any successor by reason of amalgamation) of the Corporation.

5.4	Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party under this Agreement shall not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.5	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted electronically:

(a)	in the case of a Notice to the Indemnified Party at:

[●]

Attention: [●]

E-mail: [●]

(b)	in the case of a Notice to the Corporation at:

Xanadu Quantum Technologies Limited
777 Bay Street, Suite 2400

Toronto, ON M5G 2C8

Attention: Natalie Wilmore

E-mail: legal@xanadu.ai

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

5.6	Further Assurances

The Corporation and the Indemnified Party shall, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Section 2.1(d).

5.7	Independent Legal Advice

The Indemnified Party acknowledges that the Indemnified Party has been advised to obtain independent legal advice with respect to entering into this Agreement, that he has obtained such independent legal advice or has expressly determined not to seek such advice, and that the Indemnified Party is entering into this Agreement with full knowledge of the contents hereof, of the Indemnified Party’s own free will and with full capacity and authority to do so.

1.2	Retroactive Effect

The rights in favour of the Indemnified Party provided for in this Agreement are intended to be retroactive and shall be available with respect to any acts, omissions, events or circumstances occurring prior to the date this Agreement is executed by the Parties.

5.8	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS OF WHICH the Parties have duly executed this Agreement as of the date indicated above.

XANADU QUANTUM TECHNOLOGIES LIMITED

By:
Name: ●
Title: ●

Witness	[Director’s/officer’s full name]

Signature Page – Xanadu Indemnity Agreement